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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report: March 25, 2006

                                  AcuNetx, Inc.
                                  -------------
             (Exact name of the Company as specified in its charter)

          Nevada                      0-27857                     88-0249812
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

                        1000 S. McCaslin Blvd., Suite 300
                               Superior, CO 80027
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                    (Address of principal executive offices)

              The Company's telephone number, including area code:
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                                 (303) 494-1681



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                 SECTION 1--REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On May 25, 2006 the Company executed a new Marketing and Distribution Agreement with MedTrak Technologies, Inc. ("MedTrak"). MedTrak has been the exclusive distributor of the Company's videonystagmography (VNG) and balance products for several years. The new agreement restructures the Company's relationship with MedTrak into a nonexclusive one, so that the Company will be in a position to manufacture and sell VNG products under its own brand names, as well as through MedTrak.

         The agreement also changes the relationship between the Company and Medtrak so that, in general, the Company will ship the MedTrak branded products directly to the end-user, receive payment from the end-user, and pay MedTrak a commission on sales.

         The Agreement is for a period of eight years, and provides for successive three year options.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    AcuNetx, Inc., a Nevada corporation

                                    By: /s/ Terry Knapp, Chief Executive Officer
                                        ----------------------------------------
                                        Terry Knapp, Chief Executive Officer

Date: May 30, 2006